Exhibit 23.2


     Consent of Independent Registered Public Accounting Firm



The Board of Directors
Bowater Incorporated:


We consent to the use of our reports dated March 6, 2006, with respect to the consolidated financial statements and the related financial statement schedule of Bowater Incorporated and Subsidiaries (the Company), management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, incorporated by reference herein, which reports appear in the December 31, 2005 annual report on Form 10-K of the Company. Our report with respect to the consolidated financial statements refers to the Company's change in its method of accounting for conditional asset retirement obligations in 2005, the Company's change in its method of accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 in 2004, and the Company's change in its method of accounting for variable interest entities and its method of accounting for asset retirement obligations in 2003.



Greenville, South Carolina
July 28, 2006